Exhibit 10(a)77








                                 THE SOUTHERN COMPANY
                                  OUTSIDE DIRECTORS
                                     PENSION PLAN

                                  TABLE OF CONTENTS

                                                                       PAGE

          ARTICLE I - PURPOSE AND ADOPTION OF PLAN  . . . . . . . . . .   1
                    1.1  Adoption . . . . . . . . . . . . . . . . . . .   1
                    1.2  Purpose  . . . . . . . . . . . . . . . . . . .   1

          ARTICLE II - DEFINITIONS  . . . . . . . . . . . . . . . . . .   2
                    2.1  "Affiliated Employer"  . . . . . . . . . . . .   2
                    2.2  "Beneficiary"  . . . . . . . . . . . . . . . .   2
                    2.3  "Board of Directors" . . . . . . . . . . . . .   2
                    2.4  "Code" . . . . . . . . . . . . . . . . . . . .   2
                    2.5  "Director" . . . . . . . . . . . . . . . . . .   2
                    2.6  "Early Retirement Date"  . . . . . . . . . . .   2
                    2.7  "Effective Date" . . . . . . . . . . . . . . .   2
                    2.8  "Eligibility Date" . . . . . . . . . . . . . .   2
                    2.9  "Month of Service" . . . . . . . . . . . . . .   2
                    2.10 "Normal Retirement Date" . . . . . . . . . . .   3
                    2.11 "Participant"  . . . . . . . . . . . . . . . .   3
                    2.12 "Plan" . . . . . . . . . . . . . . . . . . . .   3
                    2.13 "Plan Administrator" . . . . . . . . . . . . .   3
                    2.14 "Plan Year"  . . . . . . . . . . . . . . . . .   3
                    2.15 "Retainer Fee" . . . . . . . . . . . . . . . .   3
                    2.16 "System Company" . . . . . . . . . . . . . . .   3

          ARTICLE III - ADMINISTRATION OF PLAN  . . . . . . . . . . . .   4
                    3.1  Administrator  . . . . . . . . . . . . . . . .   4
                    3.2  Powers . . . . . . . . . . . . . . . . . . . .   4
                    3.3  Duties of the Plan Administrator . . . . . . .   4
                    3.4  Indemnification  . . . . . . . . . . . . . . .   5

          ARTICLE IV - ELIGIBILITY  . . . . . . . . . . . . . . . . . .   6
                    4.1  Eligibility Requirements . . . . . . . . . . .   6
                    4.2  Determination of Eligibility . . . . . . . . .   6
                    4.3  Termination or Death Prior to Eligibility  . .   6

          ARTICLE V - BENEFITS  . . . . . . . . . . . . . . . . . . . .   7
                    5.1  Normal Retirement Income . . . . . . . . . . .   7
                    5.2  Early Retirement Income  . . . . . . . . . . .   7
                    5.3  Distribution of Retirement Income  . . . . . .   8
                    5.4  Death After Commencement of Benefits at Early
                         or Normal Retirement Date  . . . . . . . . . .   8
                    5.5  Death After Normal Retirement Date and Before
                         Commencement of Benefits . . . . . . . . . . .   8
                    5.6  Death Prior to Early or Normal Retirement
                         Date . . . . . . . . . . . . . . . . . . . . .   9
                    5.7  Beneficiary Designation  . . . . . . . . . . .   9
                    5.8  Funding of Benefits  . . . . . . . . . . . . .  10

                    5.9  Withholding  . . . . . . . . . . . . . . . . .  10

          ARTICLE VI - MISCELLANEOUS  . . . . . . . . . . . . . . . . .  11
                    6.1  Assignment . . . . . . . . . . . . . . . . . .  11
                    6.2  Amendment and Termination  . . . . . . . . . .  11
                    6.3  No Guarantee of Continued or Future Service
                         on a Board of Directors  . . . . . . . . . . .  11
                    6.4  Construction . . . . . . . . . . . . . . . . .  11

                                 THE SOUTHERN COMPANY
                                  OUTSIDE DIRECTORS
                                     PENSION PLAN


                       ARTICLE I - PURPOSE AND ADOPTION OF PLAN

               1.1 Adoption. The Southern Company hereby amends and restates The Southern Company Outside Directors Pension Plan effective January 1, 1992. The terms of the Plan prior to this amendment and restatement shall generally remain in force to the extent that they do not conflict with this amendment and restatement and for purposes of the treatment of transactions occurring prior to January 1, 1992. This amendment and restatement shall not be applicable to former Participants or Beneficiaries of former Participants whose service on the Board of Directors of one of more System Companies terminated prior to January 1, 1992, unless otherwise provided herein. The Plan shall be an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the System Companies.

               1.2 Purpose. The Plan is designed to provide retirement benefits for certain individuals who have retired from service on a Board of Directors of a System Company. The Plan is intended to constitute a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended.

                               ARTICLE II - DEFINITIONS

               2.1 "Affiliated Employer" shall mean any corporation which is a member of the controlled group of corporations of which The Southern Company is the common parent corporation.

               2.2 "Beneficiary" shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant.

               2.3 "Board of Directors" shall mean the Board of Directors of each System Company.

               2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               2.5 "Director" shall mean any person (a) who serves on the Board of Directors of one or more System Companies on or after January 1, 1992, (b) who is not an employee of The Southern Company or an Affiliated Employer, and (c) who is not eligible to receive retirement income under the defined benefit pension plan maintained by an Affiliated Employer as a result of his having retired after reaching his early retirement date, normal retirement date or deferred retirement date under such plan.

               2.6 "Early Retirement Date" shall mean the date on which a Participant is first eligible to retire from a Board of Directors of a System Company on which he serves, which date shall not precede (a) such Participant's Eligibility Date, nor (b) such Participant's Normal Retirement Date by more than five (5) years.

               2.7 "Effective Date" shall mean the original effective date of the Plan, January 1, 1991. The Effective Date of this amendment and restatement shall be January 1, 1992.

               2.8 "Eligibility Date" shall mean the date a Director first meets the eligibility requirements of Section 4.1 of the Plan.

               2.9 "Month of Service" shall mean each calendar month during which a Director serves at least one day on the Board of Directors of a System Company. Months of Service served concurrently on more than one Board of Directors shall be counted separately for purposes of determining a Director's eligibility to participate and benefits hereunder. Months of Service completed prior to the Effective Date of the Plan or after a Participant's Normal Retirement Date shall be recognized.

               2.10 "Normal Retirement Date" shall mean the date a Director is required to retire from the Board of Directors of a System Company on which he serves, as set forth in such System Company's by-laws, notwithstanding any agreement to serve beyond such date.

               2.11 "Participant" shall mean each Director on the Board of Directors of a System Company who meets the requirements of
          Section 4.1 of the Plan.

               2.12 "Plan" shall mean The Southern Company Outside Directors Pension Plan, as amended from time to time.

               2.13 "Plan Administrator" shall mean the Committee so named, as provided in Article III.

               2.14 "Plan Year" shall mean the calendar year.

               2.15 "Retainer Fee" shall mean the monthly rate of the fees paid to a Director for service on the Board of Directors of a System Company, but excluding reimbursements for expenses and any fees or compensation for (a) attendance at the meetings of the Board of Directors or any committee, (b) service on a committee, and (c) service at the request of the Board of Directors or a committee.

               2.16 "System Company" shall mean The Southern Company, and any affiliate or subsidiary of The Southern Company which the Board of Directors of The Southern Company may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

               The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

                         ARTICLE III - ADMINISTRATION OF PLAN

               3.1 Administrator. The general administration of the Plan shall be the responsibility of The Southern Company Human Resources Committee.

               3.2 Powers. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

               3.3  Duties of the Plan Administrator.

               (a) The Plan Administrator is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Plan Administrator and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Plan Administrator shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

               (b) The Plan Administrator shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Board of Directors of each System Company.

               (c) The Plan Administrator shall take all steps necessary to ensure that the Plan complies with the law at all times.
          These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from a System Company; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Plan Administrator shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

               3.4 Indemnification. The System Companies shall indemnify the Plan Administrator against any and all claims, losses, damages, expenses and liability arising from an action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The System Companies may purchase at their own expense sufficient liability insurance for the Plan Administrator to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties as Plan Administrator.

                               ARTICLE IV - ELIGIBILITY

               4.1 Eligibility Requirements. Each Director shall be eligible to participate under the Plan on the first date such
          Director:

               (a) Serves on the Board of Directors of a System Company on or after January 1, 1992, and

               (b) Is credited with at least sixty (60) Months of Service on the Board(s) of Directors of one or more System Companies.

               4.2 Determination of Eligibility. The Plan Administrator shall determine which Directors are eligible to participate. Upon becoming a Participant, a Director shall be deemed to have assented to the Plan and to any amendments hereafter adopted. The Plan Administrator shall be authorized to rescind the eligibility of any Participant if necessary to insure that the Plan is maintained primarily to provide deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended.

               4.3  Termination or Death Prior to Eligibility.   No
          benefits shall be payable under the Plan to a Director or any designated Beneficiary if a Director (a) shall terminate his service on the Board(s) of Directors of all System Companies on which he serves prior to his Eligibility Date, or (b) shall die prior to his Eligibility Date.

                                 ARTICLE V - BENEFITS

               5.1  Normal Retirement Income.

               (a) The monthly benefit payable as a single life annuity, guaranteed for a term certain of ten (10) years from the date distribution of the monthly benefit commences, to a Participant who retires on or after his Normal Retirement Date, shall equal the following percentage of his Retainer Fee based upon his credited Months of Service:

                    Months of Service             Percentage

                      120 or more                    100%
                         108                          95%
                          96                          90%
                          84                          85%
                          72                          80%
                          60                          75%

               (b) If a Director is credited with Months of Service on the Boards of Directors of two (2) or more System Companies, the greatest Retainer Fee being paid on the date of the Participant's retirement by a System Company on whose Board of Directors the Participant served prior to his retirement shall be used for purposes of calculating the Participant's benefits under Section
          5.1 of the Plan, notwithstanding that the Participant may not have reached his Early Retirement Date or Normal Retirement Date with respect to the Board of Directors whose Retainer Fee is used for the benefit calculation. Each System Company on whose Board of Directors the Participant is credited with Months of Service shall pay a portion of the monthly benefit payment based on the following fraction:

               (numerator) the product of the Retainer Fee being paid by such System Company on the date of the Participant's retirement and the Months of Service credited to the Participant on the Board of Directors of such System Company, over

               (denominator) the sum of the above numerators for the System Companies sharing in the benefit payment.

               5.2 Early Retirement Income. The monthly benefit payable to a Participant who retires on his Early Retirement Date shall be calculated in the same manner as provided in Section 5.1 above. The payment of the monthly benefit to a Participant shall not extend beyond the lesser of (a) the life of the Participant,
          (b) the number of the Participant's credited Months of Service under the Plan, or (c) fifteen (15) years. Notwithstanding the above, payment of the monthly benefit provided under this Section
          5.2 shall be guaranteed for a term not to exceed the lesser of

          (a) the Participant's credited Months of Service, or (b) ten (10) years. Such benefits shall be paid by the System Companies based on the fraction set forth in Section 5.1(b) above.

               5.3 Distribution of Retirement Income. The first monthly payment of a Participant's benefit shall be made on the first day of the month following his actual retirement from the last Board of Directors on which the Participant serves on or after his Eligibility Date, or as soon as practicable thereafter, and subsequent monthly payments shall be made on the first day of each month thereafter. The monthly payment of benefits shall cease with the last payment preceding the death of the Participant, subject to the payment of any death benefits under
          Section 5.4 below.

               5.4 Death After Commencement of Benefits at Early or Normal Retirement Date. If a Participant dies after the payment of his benefit commences following his retirement on his Early or Normal Retirement Date, but before the payment of all benefits guaranteed under the Plan, any remaining guaranteed monthly payments shall be continued after his death to the Participant's Beneficiary, in the same time and manner such payments would have been made to the Participant if he had survived, until all such guaranteed payments have been made.

               5.5  Death After Normal Retirement Date and Before
          Commencement of Benefits.

               (a) If a Participant dies after his Normal Retirement Date with respect to the Board of Directors of a System Company on which he has served, but prior to his actual retirement from the last Board of Directors of a System Company on which he serves, the monthly benefit (calculated in the same manner as provided in Section 5.1 above) payable to his Beneficiary shall be based on
          (1) the Participant's credited Months of Service as of his date of death, and (2) the greatest Retainer Fee then being paid by a System Company on whose Board of Directors the Participant served prior to his date of death. Such benefits shall be paid by the System Companies on whose Board(s) of Directors the Participant served prior to his death based on the fraction set forth in
          Section 5.1(b) above, notwithstanding that the Participant may not have attained his Early or Normal Retirement Date with respect to all of the Board(s) of Directors of such System Companies.

               (b) The first monthly payment to a designated Beneficiary shall be made on the first day of the month following the death of the Participant, or as soon as practicable thereafter, and subsequent monthly payments shall be made on the first day of each month thereafter until a total of one hundred-twenty (120) monthly payments has been made.

               5.6  Death Prior to Early or Normal Retirement Date.

               (a) This Section 5.6 shall apply if a Participant (1) dies after his Early Retirement Date with respect to the Board of Directors of a System Company on which he has served, but prior to his Normal Retirement Date and his actual retirement from the Board of Directors of a System Company, or (2) dies after his Eligibility Date while serving on the Board of Directors of a System Company, but prior to his Early Retirement Date.

               (b) The monthly benefit (calculated in the same manner as provided in Section 5.1 above) payable to a Participant's Beneficiary under this Section 5.6 shall be based on (1) the Participant's credited Months of Service as of his date of death, and (2) the greatest Retainer Fee then being paid by a System Company on whose Board of Directors the Participant served prior to his date of death. Such benefits shall be paid by the System Companies on whose Board(s) of Directors the Participant served prior to his death based on the fraction set forth in Section 5.1(b) above, notwithstanding that the Participant may not have attained his Early Retirement Date with respect to all of the Board(s) of Directors of such System Companies.

               (c) The first monthly payment to a Beneficiary shall be made on the first day of the month following the death of the Participant, or as soon as practicable thereafter, and subsequent monthly payments shall be made on the first day of each month thereafter. The payment of the monthly benefit to the designated Beneficiary shall not extend beyond the lesser of (a) the number of the Participant's credited Months of Service under the Plan, or (b) ten (10) years.

               5.7 Beneficiary Designation. A Beneficiary designation may be changed by the Participant at any time without the consent of the prior Beneficiary. In the event a Beneficiary designation is not on file or the designated Beneficiary is deceased, cannot be located, or dies prior to the payment of all guaranteed payments without the Participant having named a contingent Beneficiary, payment shall be made to the following classes of successive preference, if then living:

               (1)  The Participant's spouse.

               (2)  The Participant's children, equally.

               (3)  The Participant's brothers and sisters, equally.

               (4)  The Participant's executors or administrators.

          The payment of benefits to one or more such persons shall completely discharge the System Companies with respect to the amount so paid.

               5.8 Funding of Benefits. Each System Company responsible for the payment of benefits to a Participant or his Beneficiary shall not reserve or otherwise set aside funds for the payment of its obligations under the Plan, and such obligations shall be paid solely from the general assets of the System Companies. Notwithstanding that a Participant shall be entitled to receive benefits under the Plan for his lifetime guaranteed for a term certain, the assets from which such amounts shall be paid at all times remain subject to the claims of the creditors of the System Companies on whose Board(s) of Directors the Participant served.

               5.9 Withholding. There shall be deducted from the payment of any benefits due under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by a System Company to such governmental authority for the account of the Participant or Beneficiary entitled to such payment.

                              ARTICLE VI - MISCELLANEOUS

               6.1 Assignment. Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.

               6.2 Amendment and Termination. The Plan may be amended or terminated at any time by the Board of Directors of The Southern Company, provided that no amendment or termination shall cause a forfeiture or reduction in any benefits in pay status as of the date of such amendment or termination.

               6.3 No Guarantee of Continued or Future Service on a Board of Directors. Participation hereunder shall not be construed as creating a right in any Director to continued service or future service on the Board of Directors of any System Company.

               6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.


               IN WITNESS WHEREOF, the Board of Directors of The Southern Company, through its duly authorized officers, has adopted this amendment and restatement of The Southern Company Outside
          Directors Pension Plan this        day of                    ,
             , to be effective January 1, 1992.


                                        THE SOUTHERN COMPANY


          (CORPORATE SEAL)
                                        By:______________________________
                                           Edward L. Addison
                                           President

          Attest:



          By: ________________________
              Tommy Chisholm
              Secretary


          [adamscl] h:\wpdocs\mtd\southern\1992odir.pen

                                 THE SOUTHERN COMPANY

                                  OUTSIDE DIRECTORS

                                     PENSION PLAN























                               As Amended and Restated
                              Effective January 1, 1992

                                  FIRST AMENDMENT TO
                                 THE SOUTHERN COMPANY
                            OUTSIDE DIRECTORS PENSION PLAN


               WHEREAS, the Boards of Directors of The Southern Company and its subsidiaries (hereinafter collectively referred to as the "System Companies") heretofore established The Southern Company Outside Directors Pension Plan (hereinafter referred to as the "Plan") in order to provide retirement income to eligible Directors who are not employed by a System Company; and

               WHEREAS, the Board of Directors of The Southern Company subsequently amended and restated the Plan effective January 1, 1992; and

               WHEREAS, the Board of Directors of The Southern Company desires to amend the Plan in order to clarify the Normal Retirement Date applicable to each Board of Directors of a System Company on which Participants under the Plan may serve; and

               WHEREAS, the Board of Directors of The Southern Company is authorized pursuant to Section 6.2 of the Plan to amend the Plan at any time.

               NOW, THEREFORE, effective January 1, 1992, the Board of Directors of The Southern Company hereby amends the Plan as follows:

                                          I.

               Section 2.10 of the Plan shall be amended by deleting said
          Section in its entirety and substituting therefor the following language:

                    2.10 "Normal Retirement Date" shall mean, with respect to each Board of Directors on which a Participant serves, the first day of the month next following the normal retirement event set forth on Exhibit A, a copy of which is attached hereto and incorporated herein by reference, notwithstanding any agreement by a Participant to serve beyond such date.

                                         II.

               Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as amended and restated by The Southern Company prior to the adoption of this First Amendment.

               IN WITNESS WHEREOF, the Board of Directors of The Southern Company, through its duly authorized officers, has adopted this First Amendment to The Southern Company Outside Directors Pension Plan this 30th day of April, 1992 to be effective January 1, 1992.


                                             THE SOUTHERN COMPANY

          [CORPORATE SEAL]

                                             By:
                                                  Edward L. Addison
                                                  President


          Attest:



          By:
               Tommy Chisholm
               Secretary






























                                        - 14 -14

                                      EXHIBIT A

                                 THE SOUTHERN COMPANY
                            OUTSIDE DIRECTORS PENSION PLAN

                  NORMAL RETIREMENT EVENTS FOR THE SYSTEM COMPANIES



                 BOARD OF DIRECTORS               NORMAL RETIREMENT
                                                         DATE

           THE SOUTHERN COMPANY            The annual meeting next
                                           following a Participant's 70th
                                           birthday.
           ALABAMA POWER COMPANY           A Participant's 70th birthday.

           GEORGIA POWER COMPANY           A Participant's 70th birthday.

           GULF POWER COMPANY              The annual meeting next
                                           following a Participant's 70th
                                           birthday.
           MISSISSIPPI POWER COMPANY       A Participant's 70th birthday.

           SAVANNAH ELECTRIC & POWER       The annual meeting next
           COMPANY                         following a Participant's 70th
                                           birthday.


























                                        - 15 -15

                                      EXHIBIT A

                                 THE SOUTHERN COMPANY
                            OUTSIDE DIRECTORS PENSION PLAN

                  NORMAL RETIREMENT EVENTS FOR THE SYSTEM COMPANIES



                 BOARD OF DIRECTORS               NORMAL RETIREMENT
                                                         DATE

           THE SOUTHERN COMPANY            The annual meeting next
                                           following a Participant's 70th
                                           birthday.
           ALABAMA POWER COMPANY           The annual meeting next
                                           following a Participant's 70th
                                           birthday.

           GEORGIA POWER COMPANY           A Participant's 70th birthday.

           GULF POWER COMPANY              The annual meeting next
                                           following a Participant's 70th
                                           birthday.
           MISSISSIPPI POWER COMPANY       A Participant's 70th birthday.

           SAVANNAH ELECTRIC & POWER       The annual meeting next
           COMPANY                         following a Participant's 70th
                                           birthday.
























                                        - 3 -3